Exhibit 99.1

Helius Medical Technologies, Inc. Expands Executive Leadership Team with the

Appointment of Dane C. Andreeff as President and Chief Executive Officer

and Jeffrey S. Mathiesen as Chief Financial Officer

NEWTOWN, Pa., June 15, 2021 (GLOBE NEWSWIRE) -- Helius Medical Technologies, Inc. (Nasdaq:HSDT) (TSX:HSM) (“Helius” or the “Company”), a neurotech company focused on neurological wellness, today announced that Dane C. Andreeff and Jeffrey S. Mathiesen have been appointed to the respective positions of President and Chief Executive Officer and Chief Financial Officer, effective June 14, 2021. Joyce LaViscount will continue to serve as the Company’s Chief Operating Officer.

Mr. Andreeff has served as Helius’ Interim President and Chief Executive Officer since August 2020 and as a member of the Company’s Board of Directors since August 2017. Mr. Mathiesen served as a member of Helius’ Board of Directors and Chair of the Company’s Audit Committee from June 2020 to June 2021.

“After significant evaluation and deliberation, my fellow board members and I are very pleased to announce the appointment of Dane and Jeff to the executive leadership team,” said Blane Walter, Chairman of the Board of Directors of Helius. “Dane and Jeff possess an important combination of strong leadership skills and extensive experience in managing companies and guiding their strategic development, making them ideal candidates to lead Helius as we enter the next stage of growth and development as an organization.”

Mr. Walter continued: “In addition to these qualities, Dane and Jeff are highly skilled financial executives with more than 20 years of senior-level financial leadership experience, are well-versed in our business and its strategic priorities, and have demonstrated their strategic expertise and insight through their prior roles at Helius. We look forward to their future contributions as members of our executive leadership team.”

“As a strong believer in both the PoNSTM technology and its ability to improve the lives of patients, as well as the capabilities and commitment of our organization to facilitating its availability and adoption, I am excited to assume the role of President and Chief Executive Officer,” said Mr. Andreeff. “Looking ahead, I remain committed to building upon the recent progress made during the last year, and delivering strong, strategic and operational execution for the benefit of patients, providers, payors, and shareholders.”

“It is a great pleasure to join the Helius executive leadership team at such an exciting and important point in the Company’s history,” said Mr. Mathiesen. “I look forward to contributing to Helius’ success as we position the Company for growth during this crucial next phase.”

About Dane C. Andreeff

Mr. Andreeff served as Interim President and Chief Executive Officer of Helius since August 2020, and serves as the General Partner and Portfolio Manager at Maple Leaf Partners, LP, which owns approximately 5% of Helius’ outstanding Class A common stock. Maple Leaf Partners, LP is a hedge fund founded by Mr. Andreeff, where he has been employed since 1996. In 2003, the fund was seeded by Julian Robertson’s Tiger Management and later grew to over $2 billion in assets under management.

Mr. Andreeff has served as a member of the Board of Directors of HDL Therapeutics, Inc., a privately held medical technology and device company focused on infusing plasma with preβ-HDL for the treatment of multiple cardiovascular indications, since 2012, and Myocardial Solutions, Ltd., a privately held medical technology company with an FDA-cleared cardiac MRI software known as MyoStrain® that provides a 10-

minute test for detecting heart dysfunction in multiple cardiovascular indications – including cardiotoxicity in cancer treatment, since 2016.

Mr. Andreeff received his Bachelor’s degree in Economics from the University of Texas at Arlington in 1989 and his Master’s degree in Economics from the University of Texas at Arlington in 1991.

About Jeffrey S. Mathiesen, CPA

Mr. Mathiesen has nearly 30 years of experience as Chief Financial Officer of growth oriented, technology-based companies across a wide range of industries including biopharmaceutical and medical device companies. His experience includes three initial public offerings on Nasdaq, new product launches and multiple M&A transactions. Mr. Mathiesen previously served as Chief Financial Officer of Gemphire Therapeutics Inc., a publicly traded, clinical-stage biopharmaceutical company, and as Chief Financial Officer of Sunshine Heart, Inc., a publicly traded, early-stage medical device company.

Mr. Mathiesen currently serves as Director and Audit Committee Chair of NeuroOne Medical Technologies Corporation, a publicly-traded medical technology company providing neuromodulation continuous EEG monitoring and treatment solutions for patients suffering from epilepsy and other nerve related disorders, and as Lead Independent Director and Audit Committee Chair of Panbela Therapeutics, Inc., a publicly-traded, clinical-stage biopharmaceutical company developing therapies for pancreatic diseases.

Mr. Mathiesen began his career at Deloitte & Touche LLP in 1983. He received a B.S. in Accounting from the University of South Dakota and is also a Certified Public Accountant.

About Helius Medical Technologies, Inc.

Helius Medical Technologies is a neurotech company focused on neurological wellness. The Company’s purpose is to develop, license and acquire unique and non-invasive platform technologies that amplify the brain’s ability to heal itself. The Company’s first commercial product is the Portable Neuromodulation Stimulator (PoNSTM). For more information, visit www.heliusmedical.com.

About the PoNS™ Device and PoNS Treatment™

The Portable Neuromodulation Stimulator (PoNSTM) is an innovative non-surgical device, inclusive of a controller and mouthpiece, which delivers electrical stimulation to the surface of the tongue to provide treatment of gait deficit. The PoNS device is indicated for use in the United States as a short term treatment of gait deficit due to mild-to-moderate symptoms from multiple sclerosis (“MS”) and is to be used as an adjunct to a supervised therapeutic exercise program in patients 22 years of age and over by prescription only. It is authorized for sale in Canada as a class II, non-implantable, medical device intended as a short term treatment (14 weeks) of gait deficit due to mild and moderate symptoms from MS, and chronic balance deficit due to mild-to-moderate traumatic brain injury (“mmTBI”) and is to be used in conjunction with physical therapy. PoNS is an investigational medical device in the European Union (“EU”) and Australia (“AUS”). It is currently under premarket review by the AUS Therapeutic Goods Administration.

Investor Relations Contact:

Westwicke on behalf of Helius Medical Technologies, Inc.
Jack Powell, Vice President
investorrelations@heliusmedical.com

Cautionary Disclaimer Statement:

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws. All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Forward-looking statements are often identified by terms such as “believe,” “continue,” “looking ahead,” “will,” “committed to,” “goal,” “expect,” “remain,” “hope” and similar expressions. Such forward-looking statements include, among others, statements regarding the Company’s future strategic and operational execution, the next phase of the Company’s market development activities, clinical and regulatory development plans for the PoNS device, and the timing and success of the Company’s commercialization efforts in the United States.

These statements involve substantial known and unknown risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those expressed or implied by such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include uncertainties regarding the Company’s capital requirements to achieve its business objectives, the impact of the COVID-19 pandemic, the Company’s ability to train physical therapists in the supervision of the use of the PoNS Treatment, the Company’s ability to secure contracts with rehabilitation clinics, the Company’s ability to obtain national Medicare coverage and to obtain a reimbursement code so that the PoNS device is covered by Medicare and Medicaid, the Company’s ability to build internal commercial infrastructure, market awareness of the PoNS device, future clinical trials and the clinical development process, manufacturing and supply chain risks, potential changes to the MCIT program, the product development process and FDA regulatory submission review and approval process, other development activities, ongoing government regulation, and other risks detailed from time to time in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and its other filings with the United States Securities and Exchange Commission and the Canadian securities regulators, which can be obtained from either at www.sec.gov or www.sedar.com.The reader is cautioned not to place undue reliance on any forward-looking statement. The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

The Toronto Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.